                                                                   EXHIBIT 10.38


                        CO-MARKETING SERVICES AGREEMENT

This Co-Marketing Services Agreement ("AGREEMENT"), entered into by and between Netscape Communications Corporation ("NETSCAPE"), a Delaware corporation located at 501 East Middlefield Road, Mountain View, California 94043, and Concentric Network Corporation ("CONCENTRIC"), a Florida corporation with its principal place of business at 10590 N. Tantau Avenue, Cupertino, California 95014 is effective as of the effective date set forth below ("EFFECTIVE DATE").

                                    RECITALS

A. Netscape is in the business of developing, manufacturing, marketing and distributing Internet-related products and technology, provides related services, and in connection with its marketing efforts, maintains World Wide Web ("WEB") sites for the provision of local-language geographically-targeted Internet content, navigation and directory services;

B. Concentric is in the business of offering certain Internet and Intranet-related services;

C. Netscape is implementing offerings to provide hosted applications to customers; such hosted applications will be a co-branded Service (as defined below) that allows individual professionals, small businesses and project-based users to quickly, easily, and economically run an Intranet for their business; and

D. The parties wish to enter into this Agreement to specify the terms and conditions of their development, implementation, co-marketing, and support of the Service.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.   DEFINITIONS.

For purposes of this Agreement, in addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

"APPLICATIONS" means the Intranet applications that will be provided to Customers via the Service. Applications will include: web publishing, email, private discussion groups operated by Customers, directory, and document publishing, collaboration, and management. Additional applications may include, but are not limited to: calendering, conferencing, HR handbooks, accounting and financial, timesheet tracking and billing, sales automation, and job postings.

"CO-BRANDED" means bearing the Service Name.

"CONCENTRIC BRAND SERVICE" means the service described as "Concentric Brand Service" in Exhibit A.
            ---------
"CONCENTRIC WEB SITE" means the Concentric Web site specified in Exhibit A.
                                                                 ---------

"CUSTOMER" means an individual, sole proprietorship, partnership, corporation, or other legal entity that registers for the Service in accordance with the terms and conditions of this Agreement.

"NETSCAPE'S WEB SITE" means the collection of HTML documents accessible by the public via the Internet at the URL listed on Exhibit B and/or at such other URL
                                             ---------
or URLs as Netscape may designate. For purposes of this Agreement, Netscape's Web Site shall include, without limitation, the Netscape Services Home Page.

"NETSCAPE'S HOME PAGE" means the home page of Netscape's Web Site.

"NETSCAPE SERVICES HOME PAGE" means the first page that is linked to from Netscape's Web Site when an end user clicks on the button described in Section 3.1.

"PAYMENT" means the amount specified as "Payment" on Exhibit C.
                                                     ---------

"SERVICE" means a hosted applications service offered to customers that will:
(a) allow individual professionals and small businesses to quickly, easily, and economically establish and run an intranet; and (b) use Netscape SuiteSpot software features. The Service will be Co-Branded by Netscape and Concentric pursuant to this Agreement. For purposes of this Agreement, the Netscape Services Home Page will not be deemed a part of the Service.

"SERVICE AD INVENTORY" means the electronic advertising inventory within the Service.

"SERVICE LAUNCH DATE" means the first date on which the Service is fully functional and accessible to Customers, as described in this Agreement.

"SERVICE NAME" means: (i) the name initially agreed to by the parties for purposes of co-branding the Service; and (ii) any replacement name(s) determined by mutual agreement of the parties.

"TERM" means the period specified as "Term" on Exhibit A.
                                               ---------
"THIRD PARTY PROVIDER" means a company that provides applications for use by Customers in the Service.

2. TERRITORY. The geographic scope of this Agreement is intended to be the U.S. and English-speaking Canada ("Territory"). To the extent that the Service
                                   ---------
may be used by Customers outside of the Territory, such use will also be subject to the terms and conditions of this Agreement.

3. SERVICE FEATURES. The Service shall conform with the following requirements:

     3.1. Netscape's Home Page.  A menu item, with a name chosen by Netscape,
          --------------------
will appear above the fold on Netscape's Home Page no later than the Service Launch Date and for the remainder of the Term. When the button corresponding to such menu item is selected by an end user, the end user will be linked to the Netscape Services Home Page.

     3.2. Netscape Services Home Page.
          ---------------------------

          (a) The Netscape Services Home Page will: (i) be designed, developed, produced and managed by Netscape, including but not limited to hiring and managing creative and technical staff as needed to do so; (ii) be hosted and maintained solely on Netscapes's servers; (iii) have a dedicated [*] (or such other [*] as Netscape may determine); and (iv) be directly linked, [*], from Netscape's Home Page. The parties acknowledge and agree that all access to the Netscape Services Home Page shall be deemed to be via Netscape's Web Site, and therefore [*]. The parties acknowledge that it is their intent that the principal function of the Netscape Services Home Page will be to drive traffic to, and generate subscribers for, the Service.

          (b) On the Netscape Services Home Page, links to and information about the Service will be accorded the majority of the [*] screen space. Within such majority of such [*] screen space, there will be a link to Concentric's enterprise access service, subject to the terms and conditions of this Agreement. The remainder of such useable screen space will be the sole responsibility of Netscape and will not be subject to the terms and conditions of this Agreement.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     3.3. Service Pages.
          -------------

          (a) The Service will: (i) be produced and managed by Concentric, including but not limited to hiring and managing creative, technical, customer support, and general staff as needed to do so; (ii) be hosted and maintained solely on [*]; and (iii) have a [*] (such as [*] or such other [*] as Netscape may determine).

          (b) Concentric and Netscape will mutually agree to the design and look and feel of the Service and its Web pages. Netscape will be responsible for assisting Concentric with the navigational and architectural structure for displaying the contents of the Service's Web pages (i.e., text and graphical elements). At Netscape's expense, Netscape will provide the services of a producer to assist with the design of the Service's Web pages.

          (c) Every page of the Service will be Co-Branded above the fold.

     3.4. Purchase, Implementation, Maintenance And Support. Subject to the
          --------------------------------------------------
provisions of Exhibit C, Concentric expressly agrees that Concentric shall be
              ---------
solely responsible for the purchase, implementation, maintenance and support of all software and hardware required to fulfill its obligations under this Agreement.

     3.5. Target Market.  The Service's primary target market is as specified as
          -------------
"Target Market" on Exhibit A.
                   ---------

     3.6. Name of the Service.  The initial Service Name, and any subsequent
          -------------------
Service Names, will be mutually agreed upon by Netscape and Concentric. Concentric shall not independently use the Service Names without Netscape's prior written consent unless such use occurs in connection with Concentric's advertising sales and promotional efforts on behalf of the Service in accordance with this Agreement. The Service Name shall be displayed on every page of the Service and on no other locations without Netscape's prior written consent except in connection with such advertising sales and promotional efforts on behalf of such Service. If a Service Name includes a co-branding component, Concentric may not use the corresponding Service Name with Netscape's name expunged. Concentric may not use a Service Name independent of the Service except as provided for above in this Section 3.6.

     3.7. Design of Service.  The Service shall be co-branded equally by
          -----------------
Netscape and Concentric. Netscape shall be responsible for creating, and Concentric shall be responsible for implementing, the graphic user interface including navigation, architecture, look and feel as well as the tone of the Service, taking into consideration the cultural, economic and linguistic qualities of such Service's Territory; provided, however, that Netscape and Concentric shall mutually agree to the initial design, and each subsequent design, of the Service.

     3.8. Netscape Products.
          -----------------

          (a) Except as specified in subsection (b) below, Netscape does not grant to Concentric under this Agreement any right or license to use any trademarks, content, products or other technology.

          (b) Subject to the terms and conditions of this Agreement, Netscape hereby grants to Concentric a non-exclusive, non-transferable license for the Term to implement, utilize, and display to Customers and their end users within the Service, all of Netscape's Design Contributions. "NETSCAPE'S DESIGN CONTRIBUTIONS" means Netscape's contributions under this Agreement to the look
and feel and overall design of the Service.   Upon the expiration or termination
of this Agreement, Concentric will immediately discontinue all of its use of Netscape's Design Contributions, except as may be expressly permitted by this Agreement.

     3.9. Roll-out Schedule.   The parties will use their reasonable best
          -----------------
efforts to meet the phased roll-out requirements for the Service as specified in

Exhibit  D.
----------

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     3.10.  Customer Registration.   Each Customer will register for the Service
            ---------------------
in accordance with Exhibit E.  Any and all information regarding each Customer
                   ---------
and its end users that is obtained by Concentric through, or in connection with, the Service will be subject to the terms and conditions of Exhibit E.
                                                           ----------

     3.11.  Separate Servers.   Concentric agrees that, beginning no later than
            ----------------
January 1, 1998, the primary functions and applications of the Service will be run on dedicated hardware servers throughout the remainder of the Term.

     3.12.  Technical Support.   During the Term:
            -----------------

          (a) Concentric shall provide technical support services for the Service to Netscape on a timely basis, appoint a technical contact to whom Netscape may address all technical questions relating to the Service, and use its reasonable commercial efforts to promptly remedy any material misplacement or malfunctioning of the Service; provided, however, that Concentric will provide the foregoing no less effectively and timely than it provides such services in connection with other Concentric services.

          (b) Concentric shall be responsible for each Customer's maintenance and support requirements in connection with the Service, which will be mutually agreed to by Netscape and Concentric in the form of written maintenance and support guidelines. In Concentric's performance of such obligations, the Customers shall not be disadvantaged or suffer from inferior performance relative to the customers of the Concentric Brand Service and other Concentric Internet offerings.

          (c) Concentric will provide front line support to the Third Party Providers. If Concentric receives any questions from a prospective or existing Third Party Provider relating to specific development or technical support (such as how to develop on the Netscape platform), Concentric will refer the prospective or existing Third Party Provider to the Netscape Developer Program as described on Netscape's Web Site.

          (d) Concentric will provide Netscape at no charge with two (2) test accounts that will permit Netscape to access and test the functionality of the Service at any time during the Term.

4.   REPORTS.

     4.1. Search Field.  A field providing search functionality may be included
          ------------
on pages within the Service as the parties may mutually determine. The search executed from the search field will initially only cover content within such search field's Service itself. When the results to a search query are returned, a user may be given the option of expanding the scope of the search to encompass the World Wide Web using one of [*] search engines as appropriate for the Territory. The user will also be offered the choice of executing another search limited to the content of such Service. The terms and conditions of this paragraph will not apply to pages created solely by Customers without the assistance of the Service.

     4.2. Search Field Positioning. The search field described in Section 4.1
          ------------------------
shall appear below the fold on any page in which the search field is listed. The search engine companies which appear as expanded search options, as well as the positioning of the search engine companies on the page served to end users in conjunction with the end user's search results, are subject to Netscape's approval. Concentric shall not charge any of the search engine companies for these listings. Netscape reserves the right to review the [*] search field in the Service as such search functionality may impact [*], and require that the search functionality in any or all Service be [*] or [*].

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     4.3. Monthly Search Reports. Within fifteen (15) days of the end of each
          ----------------------
month during the Term, Concentric shall provide Netscape with monthly reports detailing the following information for each day during the month covered in the report:

   . any information collected in the course of operating the Service about
     [*] that Concentric collects whether such information is [*] or technology-provided.

The parties shall mutually determine the format and the date of submission for this monthly report. The information contained in each report shall be Netscape's and Concentric's Confidential Information.

     4.4. Weekly Log Reports.  On a weekly basis, Concentric shall provide
          ------------------
Netscape with the daily [*] logs for the Service. The information contained in the report shall be Netscape's and Concentric's Confidential Information, provided, however that Netscape shall have the right to use the information contained in such reports in Netscape's private and public reporting of access to (i) the Service in the aggregate, (ii) Netscape's Web Site, individually and in the aggregate, and (iii) Netscape's web sites worldwide in the aggregate.

5.   APPLICATIONS  FOR THE SERVICE.

     5.1. Selection of Applications.  Applications and content for the Service
          -------------------------
will be as mutually agreed to by Netscape and Concentric in writing from time to time.

     5.2. Concentric and Netscape Applications.  Any and all Applications
          ------------------------------------
provided by Concentric or Netscape for the Service will be accounted for solely in accordance with Exhibit C.
                   ---------

     5.3. Third Party Provider Applications.  To the extent that Netscape and
          ---------------------------------
Concentric mutually agree that any applications for the Service are to be supplied by a Third Party Provider: (a) such third party will be compensated as mutually agreed by Netscape and Concentric; and (b) Netscape will not be excluded from, or denied any right with respect to, such third party or its Applications. Such third party will supply such applications pursuant to an agreement between such third party and Concentric containing terms and conditions, and in a form, mutually agreed by Netscape and Concentric, including at a minimum the following: (i) the Third Party Provider will fully indemnify Concentric and Netscape against any third party claims arising from content posted, displayed, or transmitted on the Service by Customer or its end users;
(ii) any and all liability of Netscape in connection with such agreement will be disclaimed; and (iii) Netscape will be specified as a third party beneficiary of such agreement.

     5.4. Customer's Selection of Applications.  During the registration process
          ------------------------------------
or thereafter, each Customer shall electronically specify which applications it wishes to utilize in the Service. Concentric will be responsible for configuring and maintaining each Customer's use of the Service in accordance with Customer's requests to Concentric.

     5.5. Integrated Community.  Netscape and Concentric acknowledge that the
          --------------------
intent of the Service is to provide an "integrated community" experience for end users and not to provide Concentric with any [*] in listings relative to any other Third Party Provider, unless such [*] is agreed to by Netscape. Promotion of Concentric's web sites and Internet-related services will be minimized to prevent diversion of user traffic from the Service. Promotion of Concentric within a Service will be subject to Netscape's approval.

6.   MARKETING.

     6.1. Netscape's Marketing.  During the Term,
          --------------------
[*] which is: (i) a intranet applications hosting service, (ii) [*], (iii) [*] to (within

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] from) the then-current home page of Netscape's U.S. English-language Web site, and (iv) is operated in the English language.

     6.2. Concentric's Marketing. During the Term, and
          ----------------------
[*] adequately focused on developing and maintaining the Service, Concentric [*] which is: (i) a [*], (ii) [*] users, and (iii) is operated in the English language. Notwithstanding the foregoing, [*] as a [*] service until [*].

7.   CONCENTRIC'S OBLIGATIONS.

     7.1. Production, Technology and Content Programming.
          ----------------------------------------------

          (a) Concentric shall be responsible for all hosting, production, and programming of the Service, consistent with each Customer's specifications. The Service shall not be [*] from [*] production, programming or performance [*]. The Service shall perform [*] standards as the Concentric Brand Service. Concentric shall perform its duties described herein with [*] as it employs with respect to its [*] and Web sites and the services and Web sites
Concentric may operate for third parties, and Concentric [*] own Web sites or services, or those of any third party, [*] Service.

          (b) With respect to features and functionalities offered within the Service, Concentric shall [*] a technology which might [*] Netscape products or services (except for technologies developed by Concentric and not covered elsewhere in this Agreement), unless Concentric has obtained Netscape's written approval to use such a competing technology. Concentric will ensure that all technologies and services provided by suppliers for the Service will be compliant and compatible with Netscape technologies. Concentric will optimize the Service to use Netscape's most current technologies, which will be fully operational and available to Customers [*] of each new Netscape client product, unless the parties mutually agree that the implementation of a certain technology is not technically feasible for the Service.

          (c) Concentric's obligation to produce the Service, including without limitation offering hosting, production services, technology and programming which [*] established by Concentric on its own Web site or services (or the Web site or services Concentric manages for any third party) and [*], is a material obligation of Concentric under this Agreement.

     7.2. Advertising.  Advertising and similar promotions within the Service
          -----------
will be designed by mutual agreement of Netscape and Concentric. Netscape will manage and sell all advertising and sponsorships within the Service Ad Inventory. Netscape will manage the advertising product and services with the [*] of professionalism Netscape exercises with respect to Netscape's own
Web sites.

     7.3. Harm to Netscape.
          ----------------

          (a) Netscape may, in its reasonable discretion, at any time [*] or publish, or direct Concentric to refuse to accept or publish and [*] publication of, a Third Party Provider application, an advertisement and/or other content on the Service and any other areas related to the Service if such content is, in Netscape's [*], including, without limitation, any material that encourages conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state, national or international law.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (b) If Netscape, in its [*], at any time determines that any of Concentric's [*] and [*], including but not limited to the [*] contains or presents any material that has been prepared by or for Concentric or a Third Party Provider in a manner that Netscape [*] or an infringement of Netscape's or a third party's rights, or unlawful in any country or territory, Netscape may immediately terminate this Agreement if Concentric has not revised to Netscape's reasonable satisfaction that material or presentation within three (3) business days of notification by any means from Netscape.

          (c) If Netscape, in its [*], at any time determines that any of Concentric's [*] and [*], including but not limited to the [*] contains any material or presents any material (other than material within the scope of subsection (b) above) in a manner that Netscape [*] or an infringement of Netscape's or a third party's rights, or unlawful in any country or territory, Netscape may immediately terminate this Agreement if Concentric has not revised to Netscape's reasonable satisfaction that material or presentation within three
(3) business days of notification by any means from Netscape.

          (d) To the extent that, following a notification by Netscape to Concentric pursuant to subsection (b) or (c) above, Concentric's good faith actions undertaken in accordance with such notification result in a third party affected by such actions initiating claims against Concentric for damage allegedly caused by such actions of Concentric, then:

              (i) if such actions were in connection with the Service, Concentric's [*] paid in [*] such action will be treated as [*] of the Service in accordance with Exhibit C;
                   ---------
or

              (ii) if such actions were in connection with any [*] other than the Service, Concentric's [*] paid in [*] such action will [*] by Netscape;

provided that Concentric will (A) promptly notify Netscape in writing of any such claim and (B) if such claim is under subsection (ii) above, Concentric will grant Netscape control of the defense and all related settlement negotiations, and will cooperate with Netscape, at Netscape's expense, in defending or settling such claim.

          (e) Concentric will prepare, and propose to Netscape: (i) the initial [*] that will govern the use of the Service by Customers and their end users; and (ii) from time to time, appropriate modifications and additions to such [*] Concentric and Netscape will [*] on such [*] and all material modifications and additions thereto, prior to their implementation. Such [*] will govern each Customer's, and its end users', use of the Service. Concentric will be responsible for [*] in a manner [*] by Concentric and Netscape. Subject to the terms and conditions hereof, Netscape and Concentric will reasonably [*] against Customers or end users that [*] them.

     7.4. Netscape Now Program Compliance on Concentric's Web Site and the Services.

          (a) Subject to the provisions of Section 8.6 Concentric shall display the "Netscape Now" button [*] of the Services and on [*], on [*] Concentric's Web site linked to the Service, and on [*] on any Concentric web site which (except as provided under Section 8.6(c)) contains a (i) [*] or (ii) [*] or
(iii) [*] and use best efforts to include the following statement (or a statement designated by Netscape and generally used by Netscape as a successor to the following statement or in connection with any successor program to Netscape's Netscape Now program) next to the Netscape Now button: "This site is best viewed with Netscape

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Communicator. Download Netscape Now!" Concentric will produce each such page such that when an end user presses or clicks on the Netscape Now button (or such other button used in connection with any successor program to the Netscape Now program), the end user's Internet client software will access the applicable HTML page located at a URL supplied by Netscape. On any page on which the Netscape Now button, or a successor button, is displayed, the Netscape Now button shall be [*] and [*] the virtual [*] for any third party [*] or [*] Concentric shall use reasonable commercial efforts promptly to remedy any misplacement of the Netscape Now button on its home page or other pages or any malfunctioning of the button, provided Netscape will fully cooperate with Concentric to remedy any such misplacement or malfunctioning, and provided further that Concentric shall not incur liability for any failure to remedy such misplacement or malfunctioning if such remedy is not within the reasonable control of Concentric. In the event that Netscape replaces the Netscape Now program with a successor program, Netscape shall advise Concentric and Concentric shall produce each such page to conform to such successor program, provided Concentric's obligations under such successor program shall not be materially increased. Netscape hereby grants Concentric a nonexclusive, nontransferable, nonassignable, nonsublicensable, royalty-free license to perform and display the Netscape Now button directly in connection with fulfilling the foregoing obligation. Concentric's use of the Netscape Now button shall be in accordance with Netscape's reasonable policies regarding advertising and trademark usage as established from time to time by Netscape, including the guidelines of the Netscape Now Program published on Netscape's U.S. English-language Web Site. Concentric acknowledges that the Netscape Now button is a proprietary logo of Netscape and contains Netscape's trademarks. In the event that Netscape determines that Concentric's use of the Netscape Now button is inconsistent with Netscape's quality standards, then Netscape shall have the right to suspend immediately such use of the Netscape Now button. Concentric understands and agrees that the use of the Netscape Now button in connection with this Agreement shall not create any right, title or interest in or to the use of the Netscape Now button or associated trademarks and that all such use and goodwill associated with the Netscape Now button and associated trademarks will inure to the benefit of Netscape. Concentric agrees not to register or use any trademark that is similar to the Netscape Now button. Concentric further agrees that it will not use the Netscape Now button in a misleading manner or otherwise in a manner that could tend to reflect adversely on Netscape or its products.

     7.5. Marketing Collateral.  Concentric will maintain on the Service readily
          --------------------
available on-line marketing collateral for the Service. The collateral will be updated on a timely and on an as-needed basis.

     7.6. Service Enrollment Support.  Concentric shall provide information and
          --------------------------
application development support to Third Party Providers regarding participation in the Service.

     7.7. Use of Netscape's Menu Applets. In addition, Concentric shall, at
          ------------------------------
Netscape's request, implement user interface elements and interface applications for the Service, provided that, in Concentric's reasonable judgment, such implementation does not require extraordinary development efforts in the operation of the Service.

8.   JOINT ACTIVITIES AND OWNERSHIP.

     8.1. Press Plans.  Concentric and Netscape agree to participate in a joint
          -----------
press announcement regarding the Service which will take place on a mutually agreed upon date. The parties shall agree to the form and content of the joint press release. Notwithstanding the foregoing, either party may issue its own press release, subject to the other party's prior approval of the content within the release; with respect to major advertising and marketing deal announcements regarding the Service, Netscape and Concentric shall each use its reasonable commercial efforts to respond to a request for such approval within forty-eight
(48) hours of its


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

receipt of a copy of the proposed announcement, provided that neither party will in any event make any such announcement without first receiving the other party's prior approval. In any press announcement regarding any or all of the Service, both Concentric and Netscape's name and logo shall be included in the press release, and the names and logos shall appear with equal prominence. Interviews with the press regarding announcement of the Service shall be coordinated between both Netscape and Concentric.

     8.2. Research.  If Concentric or Netscape conducts any research regarding
          --------
any or all of the Service, such research results shall be shared between both companies on a timely basis. If Concentric or Netscape conducts a study on their respective Web sites, both companies shall include the Service in the study, as appropriate. Concentric will conduct substantially the same level and as much research and data collection regarding the Service as Concentric conducts with respect to the Concentric Brand Service and other Concentric offerings.

     8.3. Quarterly Reviews of the Service.  Netscape and Concentric agree to
          --------------------------------
establish quarterly reviews of the Service to evaluate the Service and agree to modifications and improvements to the Service.

     8.4. Design Reviews and Ownership.
          ----------------------------

          (a) Design Review.  Netscape and Concentric shall mutually agree to
              -------------
all significant changes and enhancements to the look and feel of the Service, including, but not limited to, significant new artwork or functional changes.

          (b) Look and Feel of Collective Work and Individual Contributions.
              -------------------------------------------------------------
[*] Notwithstanding the foregoing, the ownership rights of Concentric, each Third Party Provider, and their respective licensors to the look and feel of any and all contributions to such collective work shall not be diminished or otherwise affected by Netscape's rights in such collective work.

          (c) Ownership of Other Copyrightable Subject Matter.  Copyrighted
              -----------------------------------------------
elements contained in the Service shall be the property of the copyright owner.

          (d) Post-Termination License.  Concentric hereby grants to Netscape a
              ------------------------
[*] without payment or other charge therefor, to use the [*] in association with such Service or any future service after the termination or expiration of this Agreement.

          (e) Independent Development.  Subject to the terms and conditions of
              -----------------------
the Non-Disclosure Agreement attached hereto as Exhibit F, nothing contained
                                                ---------
herein shall prevent Netscape or Concentric from independently developing features or functionality which are similar to the features and functionality owned by the other party and implemented in the Service.

     8.5. Optimize for Netscape Technology.
          --------------------------------

          (a) Concentric will [*] to use Netscape's [*] Such [*] will be fully operational and public [*] to the release of new Netscape client products, unless both parties mutually agree that the implementation of a certain technology is not technically feasible.

          (b) In order to [*] support of current Internet browser technologies, Concentric shall implement a [*] Concentric's own Web sites implementing at least one of the following: [*] or the then current [*] technology (or subsequent features displayable by an end user's browser). Such features shall be positioned [*] of the Service and within at least one [*] location on Concentric's own Web site. The [*] shall be fully operational and publicly accessible at the [*] client products.


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     8.6. Netscape Software:  In order to [*] between Concentric and Netscape
          -----------------
and [*] of Netscape's products, Concentric agrees to [*] on an [*] basis.
This means that Netscape shall receive [*] to any other Internet client software company, except as described below:

          (a) On Concentric's home page, such page currently being located at http://www.concentric.net, or any successor home page which is Concentric's primary web site referring to their service offerings, Netscape [*] will include, but is not limited to, the Netscape logo or other promotional elements, subject to the terms and conditions of Section 7.4.

          (b) On Concentric's enterprise web site, or such page currently being located at http://enterprise.concentric.net, or any successor web site which is Concentric's primary web site offering services to their enterprise customers, Netscape will receive [*] and positioning and such [*] client or server [*]. Such [*] and [*] will be subject to the terms and conditions of Section 7.4.

          (c) Notwithstanding the foregoing, the parties acknowledge that with regard to the [*] Concentric's Web site, such portion located at the URL http://home.concentric.net, and solely with regard to the [*] Internet browser client software, and only until the [*] between Concentric and any [*] Netscape may [*] which is [*] than the [*] received by a third-party Internet [*] provider.

     8.7. Advertising of the Service.  Netscape will promote the Service through
          --------------------------
advertising placement on its site and other sites.

     8.8. InBox Direct.  Netscape will promote the Service within appropriate
          ------------
Netscape newsletters that it manages in the InBox Direct program. Netscape will provide, produce, and manage a Service newsletter with a premium position in InBox Direct.

     8.9. Netscape Netcaster. Netscape will provide, produce, and manage a
          ------------------
dedicated Service channel or a Service feature section within the Netscape Channel.

     8.10.  Other Co-Marketing Activities.  In addition to activities set forth
            -----------------------------
in this Section 8, the parties shall participate in other co-marketing activities related to the Service and this Agreement as agreed to by the parties from time to time.

9.   PAYMENT.

     9.1. Payment Amounts.  For the benefits and services provided by Netscape
          ---------------
to Concentric during the Term, Concentric shall remit to Netscape the Payments of Applications Hosting Net Revenues as set forth on Exhibit C. For the
                                                     ---------
benefits and services provided by Concentric to Netscape during the Term, Netscape shall remit to Concentric the Payments or Advertising Net Revenue as set forth on Exhibit C.
             ---------

     9.2. Timing of Payment. Each party shall make the Payments in accordance
          -----------------
with the schedule set forth on Exhibit C.
                               ---------

     9.3. Currency, Interest and Taxes.  All amounts payable hereunder are
          ----------------------------
denominated in U.S. Dollars, and all amounts payable to Netscape hereunder shall be remitted in U.S. Dollars. Any portion of any Payment which has not been paid to Netscape within the applicable time set forth herein shall bear interest at the lesser of (i) one percent (1%) per month, or (ii) the maximum


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

amount allowed by law. All payments due hereunder are exclusive of any applicable taxes. Concentric shall be responsible for all applicable national, state and local taxes, value added or sales taxes, exchange, interest, banking, collection and other charges and levies and assessments pertaining to payments, other than U.S. taxes based on Netscape's net income. If Concentric is required by law to make any deduction or to withhold from any sum payable to Netscape by Concentric hereunder, (i) Concentric shall effect such deduction or withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts, and (ii) the sum payable by Concentric upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Netscape receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Netscape would have received and retained in the absence of such required deduction or withholding.

10. CUSTOMER BILLING. Concentric will be responsible for Customer billing. Such billing must be Co-Branded no later than January 1, 1998 and throughout the remainder of the Term; Concentric will use reasonable commercial efforts to implement Co-Branded billing prior to such date. All billing procedures and requirements will be mutually agreed by Netscape and Concentric.

11.  REPORTING, AUDIT RIGHTS AND MILESTONES.

     11.1 Reporting.  Within fifteen (15) days after the end of each month
          ---------
during the Term: (i) Concentric shall provide Netscape with a report in common log format describing the total number of hits and page impressions for each of the pages in the Service, and such other tracking information as the parties shall mutually agree ("Access Logs"), and (ii) Netscape shall provide Concentric
                       -----------
with a report describing the number of redirects of traffic to the Service from Netscape's Web Site and such other tracking information as the parties shall mutually agree.

     11.2.  Audit Rights.
            ------------

          (a) Concentric shall retain complete, clear and accurate records regarding its activities under this Agreement. Each June and December during the Term, the parties shall review the financial results for the Service and Access Logs.

          (b) Netscape shall retain complete, clear and accurate records regarding its obligation to make Advertising Net Revenue Payments to Concentric pursuant to Exhibit C.
            ---------

          (c) Each party shall have the right, upon no less than fifteen (15) days prior written notice to the other party, to cause an independent Certified Public Accountant to inspect and audit, during the audited party's normal business hours, all relevant records of the audited party upon which its Payments under Exhibit C are based. The costs of such audit shall be paid by
               ---------
the auditing party provided, however, that if said inspection shall reveal an error in excess of five percent (5%) in monies due to the auditing party by the audited party, the audited party shall pay for the audit. Each party's audit rights as described herein shall continue for two (2) months after the expiration or termination of this Agreement.

     11.3.  Milestones.
            ----------

          (a) Netscape and Concentric agree to establish quarterly reviews of the Service with the intent to review the success of the Service and agree to modifications and improvements to the Service.

          (b) Netscape and Concentric agree to review the business plan for the Service after twelve (12) months of its operation for the purpose of mutually agreeing to revised Customer, gross revenue targets, net revenue targets, and any other targets mutually agreed to by the parties (collectively "Milestones").
                                                                  -----------
The current targets are to reach monthly run rates of [*] per month, [*] in gross revenues per month, and [*] in net revenues per month, by the [*] month of the Service's operation. If the parties cannot mutually agree to

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

revised Milestones, then the monthly run-rate Milestones for the next review shall be set at double the average actual monthly gross revenues for months 9-12, and net revenues shall be at [*] of such monthly gross revenues.

          (c) Netscape and Concentric agree to review the revised Milestones three (3) months prior to the end of the Term (including any extension of the
Term) ("End-of-Term Review") for the purpose of:  (i) discussing the performance
        ------------------
of the Service and the desirability of extending the Term; and (ii) mutually agreeing to revised Milestones.

12.  TERM AND TERMINATION.

     12.1.  Term.  Unless earlier terminated pursuant to the provisions of
            ----
Section 12.2, the this Agreement shall remain in force for the Term. The Term will automatically be extended for not more than [*] have been met. If such Milestones [*] of the Term (including any extension of the Term), either party may decline to extend the term by giving the other party written notice thereof within three (3) business days following the applicable End-of-Term Review.

     12.2.  Termination for Cause.  Either party shall have the right to
            ---------------------
terminate this Agreement upon a material default by the other party of any of its material obligations under this Agreement, unless within thirty (30) calendar days after written notice of such default the defaulting party remedies such default.

     12.3.  Rights Upon Termination or Expiration.
            -------------------------------------

            (a) Upon expiration or termination of this Agreement, at Netscape's option, either: (i) Concentric shall remain obligated to provide support service and maintenance operations for the Service for a period of six (6) months from the time of termination or expiration on the terms and conditions of this Agreement; and (ii) Netscape will (subject to Concentric's proprietary rights) have the right to develop [*] and Concentric [*] to produce the Service. In either event, upon the termination of its obligations to Netscape in regard to the Service, Concentric will (subject to Netscape's proprietary rights) have the right to produce a similar service, but Concentric will no longer have the right to use the Service Name or the Service's domain name.

            (b) Following the expiration or termination of this Agreement, Netscape and Concentric will provide a transition period of six (6) months to Customers, during which time Concentric and Netscape [*] provided by either party. Netscape and Concentric [*] to Customers about such expiration or termination if such communications take place through the operating channels of the Service, provided that such agreement will not be unreasonably withheld or delayed. If after such agreement, [*] After the period of [*] the Customer accounts [*] the similar service they prefer will [*] In this case, equitably shall be defined as near equal in terms of: (i) [*] (ii) [*] and (iii) [*] with the Service.

            (c) Following any termination or expiration of this Agreement, Netscape shall have the right, without any additional payment, charge or royalty to Concentric, to produce versions of the Service which do not include Concentric's proprietary technology, logo or name but which might employ a graphic user interface which is substantially similar to the graphic user interfaces of the Service.

            (d) In addition to the right to receive amounts payable at the time of the termination of expiration of this Agreement, Sections 8.4 ("Design Reviews and Ownership"), 11.2 ("Audit Rights"), 12.3 ("Rights Upon Termination or Expiration"), 12.4 ("No Compensation"), 13

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

("Warranties and Indemnification"), 14 ("Limitation of Liability") and 15 ("General"), and provisions on Exhibits attached hereto that provide for their survival, shall survive the termination or expiration of this Agreement for any reason. Provisions of other Sections which, by their nature, must remain in effect beyond the termination or expiration of this Agreement, shall also survive termination or expiration of this Agreement for any reason.

     12.4.  No Compensation.  Neither party shall be entitled to any
            ---------------
compensation, damages or payments in respect to goodwill that has been established or for any damages on account of prospective profits or anticipated sales, and shall not be entitled to reimbursement in any amount for any training, advertising, market development, investments, leases or other costs that shall have been expended by it before the expiration or termination of this Agreement, regardless of the reason for or method of termination of this Agreement. Each party hereby waives its rights under applicable laws for any such compensation, reimbursement or damages.

13.  WARRANTIES AND INDEMNIFICATION

     13.1   Title.
            -----

            (a) Concentric warrants that (i) it has the right to perform the services set forth in this Agreement, (ii) such performance does not infringe on any third parties' proprietary or personal rights, (iii) it owns or licenses all rights, title and interest in and to the technology underlying the production of the Service, (iv) Netscape shall not be obligated to pay any fees or royalties in connection with the Service other than as specifically set forth in this Agreement, and (v) there are no pending or threatened lawsuits concerning any aspect of the Service or the technology underlying the Service.

            (b) Netscape warrants that (i) it has the right to perform the services set forth in this Agreement, (ii) such performance does not infringe on any third parties' proprietary or personal rights, (iii) it owns or licenses all rights, title and interest in and to Netscape Design Contributions, (iv) Concentric shall not be obligated to pay any fees or royalties in connection with the Service other than as specifically set forth in this Agreement, and (v) to the best of Netscape's knowledge, there are no pending or threatened lawsuits concerning any aspect of the Service or the technology underlying the Service.

     13.2.  Performance.  Concentric warrants that the Service will function
            -----------
substantially in accordance with the specifications set forth in this Agreement and as the parties may determine from time to time. Concentric shall repair any malfunctions of the Service within a reasonable period of time (not to exceed two (2) days) after notice by any party of such condition.

     13.3   Responsibility.  Concentric represents and warrants to Netscape that
            --------------
the [*] (other than the [*] which will appear on the Service or any other areas related to the Service, and [*] will not violate any criminal laws or any rights of any third parties, including, but not limited to, infringement or misappropriation of any copyright, patent, trademark, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity, or otherwise violate any applicable local, state, national or international law.

     13.4.  Disclaimer.  THE WARRANTIES PROVIDED BY CONCENTRIC HEREIN ARE THE
            ----------
ONLY WARRANTIES PROVIDED BY EITHER PARTY WITH RESPECT TO THE SERVICES. EACH PARTY DISCLAIMS ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES.


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     13.5.  Indemnification.
            ---------------

            (a) Concentric agrees to indemnify Netscape and to hold Netscape harmless from any and all liability, loss, damages, claims, or causes of action, including reasonable legal fees and expenses that may be incurred by Netscape, arising out of or related to Concentric's breach of any of the foregoing representations and warranties or arising from third party claims alleging that [*] of the Service granted by Concentric hereunder infringes any trademark, copyright, or trade secret of any third party. In connection with such indemnification, Netscape will (i) promptly notify Concentric in writing of any such claim and grant Concentric control of the defense and all related settlement negotiations, and (ii) cooperate with Concentric, at Concentric's expense, in defending or settling such claim; provided that if any settlement results in any ongoing liability to, or prejudices or detrimentally impacts Netscape, and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Netscape's written consent. In connection with any such claim, Netscape may have its own counsel in attendance at all public interactions and substantive negotiations at its own cost and expense.

            (b) Netscape agrees to indemnify Concentric and to hold Concentric harmless from any and all liability, loss, damages, claims, or causes of action, including reasonable legal fees and expenses that may be incurred by Concentric, arising out of or related to Netscape's breach of any of the foregoing representations and warranties or arising from third party claims alleging that [*] of the Service granted by Netscape hereunder infringes any copyright or trade secret of any third party. In connection with such indemnification, Concentric will (i) promptly notify Netscape in writing of any such claim and grant Netscape control of the defense and all related settlement negotiations, and (ii) cooperate with Netscape, at Netscape's expense, in defending or settling such claim; provided that if any settlement results in any ongoing liability to, or prejudices or detrimentally impacts Concentric, and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Concentric's written consent. In connection with any such claim, Concentric may have its own counsel in attendance at all public interactions and substantive negotiations at its own cost and expense.

14. LIMITATION OF LIABILITY. [*] IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY LOST PROFITS OR ANY FORM OF INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER FROM ANY CAUSES OF ACTION OF ANY KIND WITH RESPECT TO THIS AGREEMENT OR THE TECHNOLOGY LICENSED HEREUNDER, WHETHER ARISING IN TORT (INCLUDING NEGLIGENCE), CONTRACT, OR OTHERWISE, EVEN IF IT HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

15.  GENERAL.

     15.1.  Governing Law.  This Agreement shall be subject to and governed in
            -------------
all respects by the statutes and laws of the State of California without regard to the conflicts of laws principles thereof. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have exclusive jurisdiction and venue over all controversies in connection herewith, and each party hereby consents to such exclusive and personal jurisdiction and venue.

     15.2.  Entire Agreement.  This Agreement, including the exhibits and
            ----------------
attachments referenced on the signature page hereto, constitutes the entire Agreement and understanding between the parties and integrates all prior discussions between them related to its subject matter. No modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party.


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     15.3.  Assignment.
            ----------

            (a) Concentric may not assign any of its rights or delegate any of its duties under this Agreement, or otherwise transfer this Agreement (by merger, operation of law or otherwise) without the prior written consent of Netscape. Any attempted assignment, delegation or transfer in derogation hereof shall be null and void.

            (b) In the event of any Change of Control of Concentric, Netscape will have the right to terminate this Agreement upon thirty (30) days prior written notice to Concentric. "CHANGE OF CONTROL" means any transaction(s) as a result of which either: (i) more than 20% of Concentric's voting securities are held by a single individual or legal entity; or (ii) [*] For the purposes of Subsection (ii) [*]

            (c) Notwithstanding Section 15.3(a) and 15.3(b) above, Concentric shall have the right to reincorporate under the laws of any State without the prior consent of Netscape.

     15.4.  Notices.  All notices required or permitted hereunder shall be
            -------
given in writing addressed to the respective parties as set forth below and shall either be (i) personally delivered, (ii) transmitted by postage prepaid certified mail, return receipt requested, or (iii) transmitted by nationally-recognized private express courier, and shall be deemed to have been given on the date of receipt if delivered personally, or two (2) days after deposit in mail or express courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection. The addresses for the parties are as follows:

     CONCENTRIC:                         NETSCAPE:

     Concentric Network Corporation      Netscape Communications Corporation
     10590 N. Tantau Avenue              501 East Middlefield Road, MV-002
     Cupertino, CA  95014                Mountain View, CA 94043
     Fax: (408) 342-2876                 Fax: (415) 528-4123
     Attn: Mike Anthofer,                Attn: General Counsel
     Senior Vice President
      and Chief Financial Officer


     15.5.  Confidentiality.  Subject to the terms and conditions of the
            ---------------
Non-Disclosure Agreement attached hereto as Exhibit F, all disclosures of proprietary and/or confidential information in connection with this Agreement as well as the contents of this Agreement, the financial arrangements described in this Agreement, the Third Party Providers, advertising sales, [*] and [*] related to the Service shall be governed by the terms of the Mutual Non-Disclosure Agreement attached hereto as Exhibit H. The information contained in
                                        ---------
the reports provided by each party hereunder shall be deemed the Confidential Information of the disclosing party. Notwithstanding the foregoing, Netscape may, in its sole discretion, make publicly available the auditing of traffic results and indicate that [*] of the information.

     15.6.  Force Majeure.  Neither party will be responsible for any failure
            -------------
to perform its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods or accidents, provided that (a) such party promptly notifies the other party thereof and (b) such failure does not continue for more than three (3) days.

     15.7.  Waiver.  The waiver, express or implied, by either party of any
            ------
breach of this Agreement by the other party will not waive any subsequent breach by such party of the same or a different kind.


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     15.8.  Headings.  The headings to the Sections and Subsections of this
            --------
Agreement are included merely for convenience of reference and shall not affect the meaning of the language included therein.

     15.9.  Independent Contractors.  The parties acknowledge and agree that
            -----------------------
they are dealing with each other hereunder as independent contractors. Nothing contained in this Agreement shall be interpreted as constituting either party the joint venturer, employee or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

     15.10. Severability. In the event any provision of this Agreement is held
            ------------
by a court or other tribunal of competent jurisdiction to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable, and the other provisions of this Agreement will remain in full force and effect.

     15.11. Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.


The parties have duly executed this Agreement as of the later of the two (2) dates set forth below.

CONCENTRIC:                                NETSCAPE:

CONCENTRIC NETWORK                         NETSCAPE COMMUNICATIONS
 CORPORATION                               CORPORATION


By: /s/                                    By: /s/
   ---------------------------------          --------------------------------
Print Name:                                Print Name:
           -------------------------                  ------------------------
Title:                                     Title:
      ------------------------------             -----------------------------
Date:                                      Date:
     ------------------------------             ------------------------------

Concentric Network                         Netscape Address:
 Corporation
10590 N. Tantau Avenue                     501 East Middlefield Road, MV-002
Cupertino, CA  95014                       Mountain View, California  94043
USA                                        USA
Attention:  Mike Anthofer                  Attention:  General Counsel
Facsimile:  (408) 342-2876                 Facsimile:  (415) 528-4123
Email:                                     Email:
      -----------------------------              -----------------------------
Effective Date: June 23, 1997

                                   EXHIBIT A
                             ADDITIONAL DEFINITIONS

"Concentric Brand Service" means the Concentric service which currently
 ------------------------
includes: establishing a presence on the Internet, site traffic monitor, managing multiple email accounts, file storage and the posting of HTML pages to the Internet. "ConcentricHost" currently consists of the following three services: (i) ConcentricHost HomeOffice", (ii) "ConcentricHost SmallBusiness", and (iii) "ConcentricHost Premium".


"CONCENTRIC WEB SITE" consists of Web pages managed and hosted by Concentric,
 -------------------
including but not limited to the following Universal Resource Locators (URLs):

http://www.concentric.net
http://enterprise.concentric.net
http://home.concentric.net.

Target Market:  [*]
-------------


Term:     [*]
----


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT B
                              NETSCAPE'S WEB SITE



URL:  http://home.netscape.com
---

                                   EXHIBIT C
                                   ---------
                           REVENUE SPLITS AND BILLING


                                     [*]

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. A total of 2 pages has been omitted from this Exhibit.

                                     [*]


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. A total of 2 pages has been omitted from this Exhibit.

                                   EXHIBIT D
                               ROLL-OUT SCHEDULE


[*]


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT E
                             CUSTOMER REGISTRATION


1.   Registration Process.
     --------------------

     (a) Initially, the Service will use the [*] in conjunction with a [*] presented to new Customers. At the time the Customer is asked to register, the Customer will be notified as to what data is required for them to provide, how the data will be used and who will have access to the data. Concentric will [*] at a time interval and format to be mutually agreed upon by the parties.

     (b) The parties hereto acknowledge that it is their intent to integrate the Service' user registration processes with Netscape's "Universal Registration" system when such system becomes available. At such time as each registration process is transferred to Netscape, Netscape shall use reasonable commercial efforts [*] process as [*] by Concentric. At such time as Netscape's "Universal Registration" system is deployed, Netscape will provide to [*] in a format and timeframe to be mutually agreed upon by Netscape and Concentric. Netscape and Concentric shall use reasonable commercial efforts to coordinate the [*] from Netscape to Concentric at such time as Netscape's "Universal Registration" system is used in connection with the Service.

2.   Additional User Information.  If Concentric collects information about
     ---------------------------
users accessing the Service, in addition to information supplied during the registration process, such information shall be made available to Netscape in a format and timeframe as the parties shall mutually agree.

3.   Personal Data Confidential;  Ownership.  Except as mutually agreed by
     --------------------------------------
Netscape and Concentric, [*] as well as [*] shall be the [*] of, and [*] Netscape and Concentric, provided that:

     (a)  names shall not be resold or disclosed to third parties;

     (b)  [*]

     (c)  [*]

     (d)  [*]

     (e) Netscape and Concentric must agree to user disclosure requirements that are consistent with the Open Profiling Standard (OPS).

Both Netscape and Concentric will have rights to [*] If either party [*] while in the Service, both Concentric and Netscape will have rights to the additional information. In the event of an acquisition or merger of Concentric with a [*] Netscape, Concentric will forfeit its [*] acquired through the Service. Such named companies are [*]



[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT F
                        MUTUAL NON-DISCLOSURE AGREEMENT

This mutual Confidential Disclosure Agreement ("Agreement") is entered into between Netscape Communications Corporation ("Netscape") and Concentric Network Corporation ("Company"), and is effective as of the date of execution by Netscape ("Effective Date"). Each party (the "Receiving Party") understands that the other party (the "Disclosing Party") may disclose certain Confidential Information (as defined in Section 1 below) under this Agreement. Netscape and Company agree as follows:

1. DEFINITION. "Confidential Information" shall mean (i) all information disclosed in tangible form by the Disclosing Party and marked "confidential" or "proprietary", and (ii) all information disclosed orally or otherwise in intangible form by the Disclosing Party and designated as confidential or proprietary at the time of disclosure. Confidential Information may include, without limitation, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies and information.

2. PURPOSE. The Receiving Party shall use the Confidential Information only for the following purpose: to fulfill each party's commitments under the Co-Marketing Services Agreement dated June 23, 1997.

3. CONFIDENTIALITY OBLIGATION. The Receiving Party agrees to protect the Confidential Information by using the same degree of care, but not less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of the Confidential Information as the Receiving Party uses to protect its own confidential or proprietary Information of a like nature. The Receiving Party shall limit the use of and access to the Disclosing Party's Confidential Information to the Receiving Party's employees or independent contractors who need to know such Confidential Information for the purpose set forth in Section 2 above and who have entered into binding obligations of confidentiality substantially similar to the obligations set forth herein.

4. TERM. The Receiving Party's obligations to protect Confidential Information hereunder shall expire 3 years from the date of each such disclosure of Confidential Information, except when such Confidential Information disclosed by the Disclosing Party is source code, in which case the Receiving Party's obligations to protect such Confidential Information shall be perpetual.

5. EXCLUSIONS. Confidential Information as defined in Section 1 above shall not include Confidential Information that: (i) is or becomes a matter of public knowledge through no fault of the Receiving Party; or (ii) was in the Receiving Party's possession or known by it prior to receipt from the Disclosing Party; or (iii) was rightfully disclosed to the Receiving Party by another person without restriction; or (iv) is independently developed by the Receiving Party without access to such Confidential Information. The Receiving Party may disclose Confidential Information pursuant to any statutory or regulatory authority or court order, provided the Disclosing Party is given prompt written notice of such requirement and the scope of such disclosure is limited to the extent possible.

6. RETURN OF CONFIDENTIAL INFORMATION. Upon written request by the Disclosing Party at any time, the Receiving Party shall: (i) turn over to the Disclosing Party all Confidential Information of the Disclosing Party, all documents or media containing the Confidential Information, and any and all copies or extracts thereof, or (ii) destroy the Confidential Information, and any and all copies or extracts thereof, and provide the Disclosing Party with written certification of such destruction signed by an authorized representative of the Receiving Party.

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

7. EQUITABLE RELIEF. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Confidential Information, there may be no adequate remedy at law for any breach of its obligations. The Receiving Party further acknowledges that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and, therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to seek appropriate equitable relief in addition to whatever remedies it may have at law. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach.

8. INTELLECTUAL PROPERTY RIGHTS. Neither party acquires any intellectual property rights under this Agreement or through any disclosure hereunder, except the limited right to use such Confidential Information in accordance with this Agreement.

9. WARRANTY. The Confidential Information disclosed under this Agreement is delivered "AS IS", and all representations or warranties, whether express or implied, including warranties or conditions for fitness for a particular purpose, merchantability, title and noninfringement are hereby disclaimed.

10. NETSCAPE SUBSIDIARIES. Netscape's wholly owned subsidiaries, by signing this Agreement on behalf of Netscape and returning a fully executed original or copy to the Netscape Legal Department, shall be entitled to disclose Netscape's Confidential Information and receive Company's Confidential Information on behalf of Netscape under this Agreement, provided such subsidiaries comply with the terms and conditions of this Agreement and further provided such disclosures or receipt of Confidential Information are governed by the terms and conditions of this Agreement.

11. GENERAL. This Agreement supersedes all prior discussions and writings with respect to the subject matter hereof, and constitutes the entire agreement between the parties with respect to the subject matter hereof. No waiver or modification of this Agreement will be binding upon either party unless made in writing and signed by a duly authorized representative of each party and no failure or delay in enforcing any right will be deemed a waiver. The parties understand that nothing herein requires either party to proceed with any proposed transaction or relationship in connection with which Confidential Information may be disclosed. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the remaining portions hereof shall remain in full force and effect. This Agreement shall be governed by the laws of the State of California without regard to conflicts of laws provisions thereof and each party submits to the jurisdiction and venue of California State or federal court generally serving the Santa Clara county area with respect to the subject matter of this Agreement.
     The headings to the Sections of this Agreement are included merely for reference and shall not affect the meaning of the language included therein. This Agreement is written in the English language only, which language shall be controlling in all respects. Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents y compris tout avis qui s'y rattache, soient rediges en langue anglaise (translation: "The parties confirm that this Agreement and all related documentation is and will be in the English language.")

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

COMPANY:                                 NETSCAPE:

CONCENTRIC NETWORK CORPORATION           NETSCAPE COMMUNICATIONS CORPORATION

By: /s/                                  By: /s/
   ---------------------------               ---------------------------
Print Name:                              Print Name:
           -------------------                      --------------------
Title:                                   Title:
      ------------------------                 -------------------------
Date:                                    Date:
     -------------------------                --------------------------

Company Address:                         Netscape Address:
10590 N. Tantau Avenue                   501 East Middlefield Road, MV-002
Cupertino, California  95014             Mountain View, California  94043
USA                                      USA

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